INVESTMENT MANAGEMENT SERVICES AGREEMENT

         This Agreement dated as of September 10, 2003 is by and between AXP Variable Portfolio - Investment Series, Inc., (the "Corporation"), a Minnesota corporation, on behalf of its underlying series AXP Variable Portfolio - Large Cap Value Fund (the "Fund") and American Express Financial Corporation ("AEFC"), a Delaware corporation.

Part One: INVESTMENT MANAGEMENT AND OTHER SERVICES

         (1) The Corporation hereby retains AEFC, and AEFC hereby agrees, for the period of this Agreement and under the terms and conditions hereinafter set forth, to furnish the Corporation continuously with suggested investment planning; to determine, consistent with the Fund's investment objectives and policies, which securities in AEFC's discretion shall be purchased, held or sold, and to execute or cause the execution of purchase or sell orders; to prepare and make available to the Fund all necessary research and statistical data in connection therewith; to furnish all other services of whatever nature required in connection with the management of the Fund including transfer agent and dividend-disbursing agent services; to furnish or pay for all supplies, printed material, office equipment, furniture and office space as the Fund may require; and to pay or reimburse such expenses of the Fund as provided for in Part Three under this Agreement; subject always to the direction and control of the Board of Directors (the "Board"), the Executive Committee and the authorized officers of the Corporation. AEFC agrees to maintain an adequate organization of competent persons to provide the services and to perform the functions herein mentioned. AEFC agrees to meet with any persons at such times as the Board deems appropriate for the purpose of reviewing AEFC's performance under this Agreement.

         (2) AEFC agrees that the investment planning and investment decisions will be in accordance with general investment policies of the Fund as disclosed to AEFC from time to time by the Fund and as set forth in its prospectus and registration statement filed with the United States Securities and Exchange Commission (the "SEC").

         (3) AEFC agrees that it will maintain all required records, memoranda, instructions or authorizations relating to the acquisition or disposition of securities for the Fund.

         (4) The Corporation agrees that it will furnish to AEFC any information that the latter may reasonably request with respect to the services performed or to be performed by AEFC under this Agreement.

         (5) AEFC is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Fund and is directed to use its best efforts to obtain the best available price and most favorable execution, except as prescribed herein. Subject to prior authorization by the Board of appropriate policies and procedures, and subject to termination at any time by the Board, AEFC may also be authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, to the extent authorized by law, if AEFC determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or AEFC's overall responsibilities with respect to the Fund and other funds for which it acts as investment adviser.

          (6) It is understood and agreed that in furnishing the Fund with the services as herein provided, neither AEFC, nor any officer, director or agent thereof shall be held liable to the Fund, shareholders, the Corporation or its creditors for errors of judgment or for anything except willful misfeasance, bad faith, or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the terms of this Agreement. It is further understood and agreed that AEFC may rely upon information furnished to it reasonably believed to be accurate and reliable.

Part Two:  COMPENSATION TO INVESTMENT MANAGER

         (1) The Corporation agrees to pay to AEFC on behalf of the Fund, and AEFC covenants and agrees to accept from the Corporation in full payment for the services furnished, a fee composed of an asset charge and a performance incentive adjustment.

                  (a) The Asset Charge

                         (i) The asset charge for each calendar day of each year
                    shall be equal to the total of 1/365th (1/366th in each leap year) of the amount computed in accordance with paragraph
                    (ii) below. The computation shall be made for each calendar day on the basis of net assets as of the close of the preceding business day. In the case of the suspension of the computation of net asset value, the fee for each calendar day during such suspension shall be computed as of the close of business on the last full business day on which the net assets were computed. Net assets as of the close of a full business day shall include all transactions in shares of the Fund recorded on the books of the Fund for that day.

                         (ii) The asset charge shall be based on the net assets
                    of the Fund as set forth in the following table.

                             AXP Variable Portfolio - Large Cap Value Fund
                                          Asset Charge
                               Assets              Annual Rate At
                              (Billions)           Each Asset Level
                          First         $1.0                   0.630%
                          Next           1.0                  0.615
                          Next           1.0                  0.600
                          Next           3.0                  0.585
                          Over           6.0                  0.570

                  (b) The Performance Incentive Adjustment

                    (i) Calculating the Performance Incentive Adjustment. The performance incentive adjustment shall be calculated monthly by:

                           (A) Determining the difference in performance (the
                      "Performance Difference") between the Fund and an index of similar funds (the "Index"), as described in paragraph
                      (b)(ii).

                --------------------------- ------------------------------------
                Fund                        Index
                --------------------------- ------------------------------------
                AXP Variable Portfolio - Lipper Large Cap Value Funds Index Large Cap Value Fund
                --------------------------- ------------------------------------

                           (B) Using the Performance Difference calculated under
                      paragraph (b)(ii) to determine the Adjustment Rate, as illustrated in paragraph (b)(iii).

                           (C) Multiplying the current month's Adjustment Rate
                      by the Fund's average net assets for the comparison period, then dividing the result by the number of months in the comparison period to determine the monthly adjustment. Where the performance of the Fund exceeds the Index, the amount so determined shall be an increase in fees as computed under paragraph (1)(a). Where the Fund's performance is exceeded by the Index, the amount so determined shall be a decrease in such fees.

                    (iii) Determining the Adjustment Rate. The Adjustment
                  Rate, computed to five decimal places, is determined in accordance with the following table:

      --------------- ----------------------------------------------------------
      Performance     Adjustment Rate
      Difference
      --------------- ----------------------------------------------------------
      0.00%-0.50%     0
      --------------- ----------------------------------------------------------
      0.50%-1.00%     6 basis points times the performance difference over 0.50%
                      (maximum of 3 basis points if a 1% performance difference)
      --------------- ----------------------------------------------------------
      1.00%-2.00%     3 basis points, plus 3 basis points times the performance
                      difference over 1.00% (maximum 6 basis points if a 2%
                      performance difference)
      --------------- ----------------------------------------------------------
      2.00%-4.00%     6 basis points, plus 2 basis points times the performance
                      difference over 2.00% (maximum 10 basis points if a 4%
                      performance difference)
      --------------- ----------------------------------------------------------
      4.00%-6.00%     10 basis points, plus 1 basis point times the performance
                      difference over 4.00% (maximum 12 basis points if a 6%
                      performance difference)
      --------------- ----------------------------------------------------------
      6.00% or more   12 basis points
      --------------- ----------------------------------------------------------

                  For example, if the performance difference is 2.38%, the adjustment rate is 0.000676 (0.0006 [6 basis points] plus
                  0.0038 [the 0.38% performance difference over 2.00%] x 0.0002[2 basis points] x 100 (0.000076)). Rounded to five decimal places, the Adjustment Rate is 0.00068.

                      (iv) The maximum adjustment rate is 0.00120 per year.

                      (v) The first adjustment will be made on May 2004 and will cover a six-month period beginning October 2003. The comparison period will increase by one month until it reaches 12 months. The 12-month comparison period rolls over with each succeeding month, so that it always equals 12 months, ending with the month for which the performance adjustment is being computed.

         (2) The fee shall be paid on a monthly basis and, in the event of the termination of this Agreement, the fee accrued shall be prorated on the basis of the number of days that this Agreement is in effect during the month with respect to which such payment is made.

         (3) The fee provided for hereunder shall be paid in cash by the Corporation to AEFC within five business days after the last day of each month.

Part Three:  ALLOCATION OF EXPENSES

     (1) The Corporation agrees to pay:

          a) Fees payable to AEFC for its services under the terms of this Agreement.

          b) All fees, costs, expenses and allowances payable to any person, firm or corporation for services under any agreement entered into by the Corporation on behalf of the Fund covering the offering for sale, sale and distribution of the Fund's shares.

          c) All taxes of any kind payable by the Corporation on behalf of the Fund other than federal original issuance taxes on shares issued by the Fund.

          d) All brokerage commissions and charges in the purchase and sale of assets.

          e)   All custodian or trustee fees, costs and expenses.

          f) Costs and expenses in connection with the auditing and certification of the records and accounts of the Fund by independent certified public accountants.

          g) Costs of obtaining and printing of dividend checks, reports to shareholders, notices, proxies, proxy statements and tax notices to shareholders, and also the cost of envelopes in which such are to be mailed.

          h) Postage on all communications, notices and statements to brokers, dealers, and the Fund's shareholders.

          i) All fees and expenses paid to directors of the Corporation, except that the Corporation will not pay any fees or expenses of any person who is an officer or employee of AEFC or its affiliates.

          j) Costs of fidelity and surety bonds covering officers, directors and employees of the Corporation.

          k) All fees and expenses of attorneys who are not officers or employees of AEFC or any of its affiliates.

          l) All fees paid for the qualification and registration for public sales of the securities of the Fund under the laws of the United States and of the several states of the United States in which the securities of aFund shall be offered for sale.

          m) Cost of printing prospectuses, statements of additional information and application forms for existing shareholders, and any supplements thereto.

          n) Any losses due to theft and defalcation of the assets of the Fund, or due to judgments or adjustments not covered by surety or fidelity bonds, and not covered by agreement or obligation.

          o) Expenses incurred in connection with lending portfolio securities of the Fund.

          p) Expenses properly payable by the Corporation on behalf of the Fund, approved by the Board.

          (2) AEFC agrees to pay all expenses associated with the services it provides under the terms of this Agreement.

Part Four: MISCELLANEOUS

         (1) AEFC shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Corporation.

         (2) A "full business day" shall be as defined in the By-laws of the Corporation.

         (3) The Corporation recognizes that AEFC now renders and may continue to render investment advice and other services to other investment companies and persons which may or may not have investment policies and investments similar to those of the Fund and that AEFC manages its own investments and/or those of its subsidiaries. AEFC shall be free to render such investment advice and other services and the Corporation hereby consents thereto.

         (4) Neither this Agreement nor any transaction had pursuant hereto shall be invalidated or in any way affected by the fact that directors, officers, agents and/or shareholders of the Corporation are or may be interested in AEFC or any successor or assignee thereof, as directors, officers, stockholders or otherwise; that directors, officers, stockholders or agents of AEFC are or may be interested in the Fund or the Corporation as directors, officers, shareholders, or otherwise; or that AEFC or any successor or assignee, is or may be interested in the Fund as shareholder or otherwise, provided, however, that neither AEFC, nor any officer, director or employee thereof or of the Corporation, shall sell to or buy from the Fund any property or security other than shares issued by the Fund, except in accordance with applicable regulations or orders of the SEC.

         (5) Any notice under this Agreement shall be given in writing, addressed, and delivered, or mailed postpaid, to the party to this Agreement entitled to receive such, at such party's principal place of business in Minneapolis, Minnesota, or to such other address as either party may designate in writing mailed to the other.

         (6) AEFC agrees that no officer, director or employee of AEFC will deal for or on behalf of the Fund with himself as principal or agent, or with any corporation or partnership in which he may have a financial interest, except that this shall not prohibit:

          (a) Officers, directors or employees of AEFC from having a financial interest in the Fund or in AEFC.

          (b) The purchase of securities for the Fund, or the sale of securities owned by the Fund, through a security broker or dealer, one or more of whose partners, officers, directors or employees is an officer, director or employee of AEFC, provided such transactions are handled in the capacity of broker only and provided commissions charged do not exceed customary brokerage charges for such services.

          (c) Transactions with the Fund by a broker-dealer affiliate of AEFC as may be allowed by rule or order of the SEC and if made pursuant to procedures adopted by the Board.

         (7) AEFC agrees that, except as herein otherwise expressly provided or as may be permitted consistent with the use of a broker-dealer affiliate of AEFC under applicable provisions of the federal securities laws, neither it nor any of its officers, directors or employees shall at any time during the period of this Agreement, make, accept or receive, directly or indirectly, any fees, profits or emoluments of any character in connection with the purchase or sale of securities (except shares issued by the Fund) or other assets by or for the Fund.

         (8) This Agreement shall be governed by the laws of the State of Minnesota.

Part Five: RENEWAL AND TERMINATION

         (1) This Agreement shall continue in effect until September 10, 2005 or until a new agreement is approved by a vote of the majority of the outstanding shares of the Fund and by vote of the Fund's Board, including the vote required by (b) of this paragraph, and if no new agreement is so approved, this Agreement shall continue from year to year thereafter unless and until terminated by either party as hereinafter provided, except that such continuance shall be specifically approved at least annually (a) by the Board or by a vote of the majority of the outstanding shares of the Fund and (b) by the vote of a majority of the directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. As used in this paragraph, the term "interested person" shall have the same meaning as set forth in the Investment Company Act of 1940, as amended (the "1940 Act").

         (2) This Agreement may be terminated by either the Corporation on behalf of the Fund or AEFC at any time by giving the other party 60 days' written notice of such intention to terminate, provided that any termination shall be made without the payment of any penalty, and provided further that termination may be effected either by the Board or by a vote of the majority of the outstanding voting shares of the Fund. The vote of the majority of the outstanding voting shares of the Fund for the purpose of this Part Five shall be the vote at a shareholders' regular meeting, or a special meeting duly called for the purpose, of 67% or more of the Fund's shares present at such meeting if the holders of more than 50% of the outstanding voting shares are present or represented by proxy, or more than 50% of the outstanding voting shares of the Fund, whichever is less.

         (3) This Agreement shall terminate in the event of its assignment, the term "assignment" for this purpose having the same meaning as set forth in the 1940 Act.

IN WITNESS THEREOF, the parties hereto have executed the foregoing Agreement as of the day and year first above written.

AXP(R)VARIABLE PORTFOLIO - INVESTMENT SERIES, INC.
         AXP Variable Portfolio - Large Cap Value Fund



By /s/   Leslie L. Ogg
   ----------------------
         Leslie L. Ogg
         Vice President

AMERICAN EXPRESS FINANCIAL CORPORATION



By /s/   Paula R. Meyer
   -----------------------
         Paula R. Meyer
         Senior Vice President and General Manager- Mutual Funds